                                                                      EXHIBIT 99


                     [PENTASTAR COMMUNICATIONS, INC. LOGO]

    PENTASTAR COMMUNICATIONS, INC. JOINS EPOCH INTERNET'S CERTIFIED INTERNET
            AGENT PROGRAM TO PROVIDE ISP SOLUTIONS FOR ITS CUSTOMERS

Denver, Colorado (February 8, 2000) - PentaStar Communications, Inc. (NASDAQ:
PNTA), a communications services agent, today announced that it has become a Certified Internet Agent with Epoch Internet, a leading Tier-1 and full service business Internet solutions provider.

As an Epoch Certified Internet Agent, PentaStar can market to its customers quality, coast-to-coast Internet product and services, including dedicated Internet access (DSL, 56Kbps to T-3), dial-up access, website and e-mail hosting, server co-locations, firewalls and security products, and electronic commerce solutions.

"With our strategy of providing total communications services to our customers, we are pleased to partner with Epoch Internet. Our ability to provide turnkey Internet solutions is critical to servicing our customers. Adding Epoch's Internet services to our existing product offerings allows us to better provide customized communication solutions to new and existing customers," said Neal Tomblyn, President and Chief Operating Officer of PentaStar.

ABOUT PENTASTAR COMMUNICATIONS, INC.

PentaStar designs, procures and facilitates the installation and use of communications services solutions that best meet customers' specific requirements and budgets. PentaStar was formed in March 1999 to become a communications services agent. Concurrently with its IPO on October 26, 1999, PentaStar acquired ICM Communications Integration, Inc., a Seattle, Washington based communications services agent, and DMA Ventures, Inc., d/b/a Access Communications, a Denver, Colorado based communications services agent, and commenced its business operations. PentaStar's common stock is traded on the Nasdaq Small Cap Market under the ticker symbol PNTA. For more complete information about PentaStar, contact PentaStar Communications, Inc., 1522 Blake Street, Denver, Colorado 80202, (303) 825-4400, visit the company's website at www.pentastarcom.com or send an e-mail to info@pentastarcom.com

ABOUT EPOCH INTERNET

Founded in 1994, Epoch offers high-speed, dedicated access (DSL, 56Kbps to T-3) and dial-up access coast-to-coast from more than 800 points of presence. A full-service business solutions provider, Epoch provides website and e-mail hosting, server co-locations, firewalls and security products, and electronic commerce solutions. In addition,

Epoch has established a comprehensive Certified Internet Agent program and offers an entire spectrum of brandable Internet services for telecommunications companies. Epoch can be reached at 888-77-EPOCH or www.epoch.net.

This press release may contain forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include those described in PentaStar's Registration Statement on Form SB-2, its current report on Form 8-K dated December 9, 1999 and its Quarterly Report on Form 10-Q dated December 10, 1999 and all other Securities and Exchange Commission filings submitted as of this date.

                                      # # #

CONTACT INFORMATION:

         Nancy Shipp
         PentaStar Communications Inc.
         E-mail: nshipp@pentastarcom.com
         Phone: 303-825-4400

         Nancy McHugh
         Epoch Internet
         E-Mail: nmchugh@epoch.net
         Phone: 714-327-2055